As filed with the Securities and Exchange Commission on March 15, 2004
                        Registration No. ________________

                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      under
                           the Securities Act of 1933

                       WorldTeq Group International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                Nevada 03-7392107
                (State or other jurisdiction of (I.R.S. Employer
              Incorporation or organization) Identification Number)

                                      4899
                          (Primary Standard Industrial
                          (Classification Code Number)

                          30 West Gude Drive, Suite 470
                            Rockville, Maryland 20850
                                 (240) 403-2000

   (Address and telephone number of registrant's principal executive offices)

                    WorldTeq 2004 EMPLOYEE Stock OPTION Plan
                            (Full title of the plan)

                                Jeffrey Lieberman
                          30 West Gude Drive, Suite 470
                            Rockville, Maryland 20850
                                 (240) 403-2000

            (Name, address and telephone number of agent for service)

                                 With a copy to:

                            Jonathan Dariyanani, Esq.
                           1329 Clay Street, Suite 300
                             San Francisco, CA 94109
                               (415) 699-7121 Tel
                               (415) 358-5548 Fax


                         CALCULATION OF REGISTRATION FEE

 Title of Each Class of Securities to       Amount to be          Proposed       Proposed Maximum       Amount of
             be Registered                 Registered (1)         Maximum       Aggregate Offering   Registration Fee
                                                               Offering Price        Price (2)
                                                               per Share (2)

Common Stock, $.001 par value,                2,350,000            $0.13             $305,500             38.71
issuable pursuant to outstanding stock
options under the 2004 Employee Stock
Option Plan

Common Stock, $.001 par value,                1,000,000            $0.13             $130,000             16.47
issuable pursuant to unissued stock
options under the 2004 Employee Stock
Option Plan
---------------------------------------- -------------------- ----------------- -------------------- -----------------
                                 Total:       3,350,000                                      Total:       55.18


(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall cover any additional shares of common stock which become issuable under any of the plans covered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Registrant's outstanding common stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price for the outstanding stock options are based upon the weighted average exercise price of such options. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of Registrant's common stock as reported on the OTC Bulletin Board on February 25, 2004.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                    PART II:
               Information Required in the Registration Statement


Item 3: INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by WorldTeq Group International, Inc. ("WorldTeq" or the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002, filed with the SEC on May 12, 2003;

(b) The Registrant's Quarterly Report on Form 10-QSB for the period ending March 31,2003 filed with the SEC on May 20, 2003;

(c) The Registrant's Quarterly Report on Form 10-QSB for the period ending June 30, 2003 filed with the SEC on August 22, 2003;

(d) The Registrant's Quarterly Report on Form 10-QSB for the period ending September 30, 2003 filed with the SEC on November 20, 2003;

(e) The Registrant's Registration Statement No.000-27243 on Form 10SB12G/A filed with the SEC on March 3, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), which describes the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4: DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada Corporate Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, the Registrant's Articles of Incorporation (the "Articles of Incorporation") provides that, pursuant to Nevada law, none of its directors shall be liable for monetary damages for breach of his or her fiduciary duty of care to the Registrant and its stockholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Articles of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Articles of Incorporation also provides that rights conferred under such Articles of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Articles of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant has obtained a liability insurance policy for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8. EXHIBITS


Exhibit

Exhibit        Exhibit
Number

4.1 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27243 on Form 10SB12G/A, which is incorporated herein by reference pursuant to
               Item 3(e).
5.1            Opinion and consent of Jonathan Ram Dariyanani, Esq.
23.1           Consent of Independent Accountants.
23.2           Consent of Jonathan Ram Dariyanani, Esq. (contained in Exhibit
               5.1)
24.1 Power of Attorney. Reference is made to page 5 of this Registration Statement.
99.1           Worldteq 2004 Employee Stock Option Plan.


Item 9. UNDERTAKINGS.


        1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2004 Employee Stock Option Plan.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on March 15, 2004.

                       WORLDTEQ GROUP INTERNATIONAL, INC.

                                  (Registrant)





By:  /s/ JEFFREY LIEBERMAN

Jeffrey Lieberman
President, CEO and Director

                                POWER OF ATTORNEY

                       KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Worldteq Group International, Inc., a Nevada corporation, do hereby constitute and appoint Jeffrey Lieberman and Timothy Carnahan each of them, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





Signature                   Title                              Date
/s/ JEFFREY LIEBERMAN       President and Chief Executive     March 15, 2004
----------------------      Officer and Director (Principal
                            Financial and Accounting Officer,
Jeffrey Lieberman           Principal Executive Officer)

/s/ TIMOTHY CARNAHAN         Director                         March 15, 2004
----------------------
Timothy Carnahan

/s/ BRIAN ROSINSKI           Director                         March 15, 2004

----------------------
Brian Rosinski


/s/ Mark Butler              Director                         March 15, 2004

----------------------
Mark Butler


                                  EXHIBIT INDEX

Exhibit        Exhibit
Number
4.1            Instruments Defining the Rights of Stockholders. Reference is
               made to Registrant's Registration Statement No. 000-27243 on Form
               10SB12G/A, which is incorporated herein by reference pursuant to
               Item 3(e).
5.1            Opinion and consent of Jonathan Ram Dariyanani, Esq.
23.1           Consent of Independent Accountants.
23.2           Consent of Jonathan Ram Dariyanani, Esq. (contained in Exhibit
               5.1)
24.1           Power of Attorney. Reference is made to page 5 of this
               Registration Statement.
99.1           WorldTeq 2004 Employee Stock Option Plan.